WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



      <ARTICLE>     UT
<LEGEND> THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE UNAUDITED BALANCE SHEET AND RELATED STATEMENTS OF INCOME AND RETAINED EARNINGS OF NANTUCKET ELECTRIC COMPANY, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
<MULTIPLIER>     1,000

<FISCAL-YEAR-END>     MAR-31-2000
<PERIOD-END>     MAR-31-2000
<PERIOD-TYPE>     12-MOS
<BOOK-VALUE>     PER-BOOK
<TOTAL-NET-UTILITY-PLANT>     34,352
<OTHER-PROPERTY-AND-INVEST>     0
<TOTAL-CURRENT-ASSETS>     2,995
<TOTAL-DEFERRED-CHARGES>     19,573     <F1>
<OTHER-ASSETS>     0
<TOTAL-ASSETS>     56,920
<COMMON>          0
<CAPITAL-SURPLUS-PAID-IN>     22,570
<RETAINED-EARNINGS>     81
<TOTAL-COMMON-STOCKHOLDERS-EQ>     22,651
<PREFERRED-MANDATORY>     0
<PREFERRED>     0
<LONG-TERM-DEBT-NET>     26,095
<SHORT-TERM-NOTES>     25
<LONG-TERM-NOTES-PAYABLE>     0
<COMMERCIAL-PAPER-OBLIGATIONS>     0
<LONG-TERM-DEBT-CURRENT-PORT>     1,495
<PREFERRED-STOCK-CURRENT>     0
<CAPITAL-LEASE-OBLIGATIONS>     0
<LEASES-CURRENT>     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>     6,654
<TOT-CAPITALIZATION-AND-LIAB>     56,920
<GROSS-OPERATING-REVENUE>     16,032
<INCOME-TAX-EXPENSE>     397
<OTHER-OPERATING-EXPENSES>     13,049
<TOTAL-OPERATING-EXPENSES>     13,446
<OPERATING-INCOME-LOSS>     2,586
<OTHER-INCOME-NET>     (8)
<INCOME-BEFORE-INTEREST-EXPEN>     2,578
<TOTAL-INTEREST-EXPENSE>     1,960
<NET-INCOME>     618
<PREFERRED-STOCK-DIVIDENDS>     0
<EARNINGS-AVAILABLE-FOR-COMM>     618
<COMMON-STOCK-DIVIDENDS>     0
<TOTAL-INTEREST-ON-BONDS>     1,764
<CASH-FLOW-OPERATIONS>     N/A
<EPS-BASIC>     0     <F2>
<EPS-DILUTED>     0     <F2>

<F1>Total deferred charges includes other assets, other property and investments, and goodwill, net of amortization.
<F2>Per share data is not relevant because the Company's common stock is wholly owned by National Grid USA, a wholly owned subsidiary of The National Grid Group plc.